Exhibit 1.01

Johnson & Johnson
Conflict Minerals Report
For the Calendar Year Ended December 31, 2019

Introduction

Johnson & Johnson is the parent company of various consolidated subsidiaries (together, the “Company”) engaged in the manufacture and sale of a broad range of products in the health care field across three business segments:
Consumer Health, Pharmaceutical and Medical Devices.

Pursuant to the requirements of Rule 13p-1 under the Securities Exchange Act of 1934 and Form SD (together, the “Rule”), this Conflict Minerals Report describes, for the period from January 1, 2019 to December 31, 2019, the measures the Company has taken to conduct due diligence on the source and chain of custody of the conflict minerals contained in, and necessary to the functionality or production of, the products in its supply chain. Under the Rule, “conflict minerals” are defined as columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten, and gold (or “3TG”).

Products and Supply Chain

All product lines manufactured or contracted to be manufactured by the Company throughout its three business segments were assessed to determine whether they potentially contain 3TG. Through the screening process, product teams determined, to the best of their knowledge, that the following product lines (the “in-scope products”) contain 3TG or have a high likelihood of containing 3TG: (i) in the Company’s Pharmaceutical and Consumer Health segments, a small number of products that contain electronic components, including pharmaceutical diagnostics products and consumer plug-in and/or battery-operated devices; and (ii) in the Medical Devices segment, many categories of medical devices due to the presence of metal alloys and electronic components, including, but not limited to:

•	orthopaedic, trauma and spine products;

•	surgery and energy products;

•	products to treat cardiovascular disease, including electrophysiology products;

•	vision surgical products; and

•	sterilization and disinfection products to reduce surgical infection.

The broad and complex range of in-scope products may contain necessary conflict minerals within the following components:

•	Tantalum, used in capacitors and certain alloys;

•	Tin, used in soldered components;

•	Tungsten, used in coatings and certain alloys; and

•	Gold, used in circuit boards and electronic components.

The Company’s supply chains are complex and fragmented. As a “downstream” company, the Company is many tiers removed in the minerals supply chain from smelters or refiners (“SORs”) that process the metals found in its final products, and there are many intervening third parties between the original sources of conflict minerals and the Company. The Company, therefore, must rely on its immediate suppliers, with which it has business relationships, to provide information regarding the sourcing of 3TG in the in-scope products. The Company’s immediate suppliers, in turn, typically are also downstream in the minerals supply chain and have similar challenges in achieving supply chain transparency.

In addition, because the Company manufactures and sells highly-regulated health care products, its existing suppliers have gone through lengthy, rigorous, and multi-level regulatory and quality assessments and approvals. Therefore, it can be very difficult to switch to another supplier if an existing supplier is not responsive to the Company’s conflict minerals program.

Reasonable Country of Origin Inquiry

The Company conducted a good faith reasonable country of origin inquiry (“RCOI”) regarding the 3TG in materials, components and finished goods supplied to the Company, including the following steps:

•
With the assistance of a third-party vendor (the “Vendor”) with expertise in supply chain due diligence, the Company engaged its 351 immediate, potential in-scope 3TG suppliers to collect information regarding the presence and sourcing of 3TG in its products. These suppliers were asked to complete and submit the Conflict Minerals Reporting Template v.5.11 (“CMRT”). The CMRT is a standardized reporting survey form developed by the Conflict-Free Sourcing Initiative, now the Responsible Minerals Initiative (“RMI”) that requests, among other things, information regarding country of origin of 3TG supplied to the Company and the SORs in the 3TG supply chain.

•
The Vendor followed up with all unresponsive suppliers via both automated emails and one-on-one emails, including offering assistance and further information about the requirements of the Rule and the Company’s expectations. If after these outreach efforts, a supplier still did not respond to the survey, the relevant Company supplier relationship manager (“SRM”) was asked to directly contact the supplier to request a response.

•	The Vendor identified and followed up on incomplete or contradictory answers in each CMRT form submitted.

•
Suppliers that responded that the materials or goods they supplied to the Company did not contain 3TG were removed from the scope of the survey only after verification of this information from Company SRMs with support from the core team.

•	The Company’s core team focused additional engagement efforts on potential 3TG suppliers deemed higher-priority based on spend volume.

•
The Company received responses from approximately 61% of all final in-scope suppliers, not including suppliers who responded but did not report for the full 2019 calendar year, provided an invalid version, or an incomplete response.

•
The Vendor verified whether the metals processors identified by suppliers in their survey responses are actual SORs or recyclers of 3TG by comparing the alleged SOR names to RMI’s Standard Smelter List, resulting in a list of 300 SORs verified to exist.

•
The Vendor researched and reviewed mine information for the verified SORs to determine, to the best of its knowledge, the country of origin of the minerals processed by those SORs. This information was also compared to the country of origin data available to the Company as a member of RMI.

On the basis of its RCOI, the Company has reason to believe that at least some of the 3TG contained in the in-scope products originated in the Democratic Republic of Congo (DRC) or an adjoining country (together, the “covered countries”), and not from recycled or scrap sources. Accordingly, the Company conducted due diligence on the source and chain of custody of these conflict minerals.

Due Diligence

The Company’s due diligence measures, described below, were designed to conform, in all material respects, with the internationally recognized due diligence framework set forth in the Organization for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, including the Supplements on 3T and gold. These measures took into account the OECD’s recommendations for companies in the downstream segments of the supply chain, which typically are several tiers removed from, and have no direct relationships with, SORs.

1.    Company Management Systems

The Company has implemented a conflict minerals compliance program (the “Program”) with the following components:

Policy Statement

•
In January 2018, the Company updated its Statement on Conflict Minerals, which can be found on the Johnson & Johnson website at: https://www.jnj.com/about-jnj/company-statements/statement-on-conflict-minerals, and which sets forth the expectation that the Company’s suppliers source materials from suppliers that also source responsibly, including from conformant mines in the covered countries.

Internal Team

•
For several years, the Company has had a centralized, cross-functional conflict minerals governance team (the “Core Team”) to oversee the Program. The Core Team includes representation from the following functions: Procurement; Legal; and Environmental Health, Safety & Sustainability (EHS&S). Procurement lead the execution of the annual Program in partnership with an external Vendor, and work closely with other members of the Core Team at various stages, notably in preparation of the filing.

•	Members of the Core Team, notably Procurement, participate in industry groups, forums, and conferences focused on compliance with the Rule and responsible sourcing of conflict minerals.

Control Systems and Supply Chain Transparency

•
The Company has engaged the Vendor to facilitate supplier engagement and assist the Company in collecting, analyzing, verifying, and storing supplier-provided data and performing due diligence for the Program. Procurement, and other Core Team members, assist where needed to escalate and clarify on aspects of the supplier data collection.

•
To further strengthen the Program and supply chain due diligence, the Company continues to be a member of RMI, a cross-industry organization that provides resources, tools and information to help companies source conformant minerals, including a list of confirmed SORs and RMI’s Responsible Minerals Assurance Process (the “RMAP”), which validates SORs as conformant based on independent third-party audits.

•
The Core Team and the Vendor maintain electronic records of product and supply chain information collected through their due diligence activities carried out under the Program. Documentation related to the annual supplier surveys is retained for at least five years.

Supplier Engagement

•
In support of its Statement on Conflict Minerals, the Company has incorporated conflict mineral provisions into the standard terms of its Supply Chain master supply agreement template. Because most supply contracts have multi-year terms, it will take multiple years to integrate these provisions into supplier contracts as new supplier relationships are formed and existing suppliers renew their contracts.

•
The Company has also revised and communicated its Responsibility Standards for Suppliers (https://www.jnj.com/partners/responsibility-standards-for-suppliers), which requires all suppliers to be compliant with the requirements in the Johnson & Johnson Statement on Conflict Minerals.

•
To promote more timely and accurate responses from suppliers, members of the Core Team created an internal training program that requires all internal SRMs who have direct relationships with the Company’s immediate, potential 3TG suppliers to participate in a training module to educate them on conflict minerals, the conflict minerals reporting requirements, and the Program.

•
To ensure suppliers understand its expectations, the Company has, through the Vendor, provided video and written training on conflict minerals and the CMRT. This training includes instructions on completing the form, and one-on-one email and phone discussions with supplier personnel, as needed.

Grievance Mechanism

•
The Company has a dedicated conflict minerals electronic mailbox used for communications with suppliers. In addition, the Company has a hotline (www.CredoHotline.com) that provides a mechanism for anyone to anonymously report conduct they know or believe is in violation of the Company’s guidelines or policies, including any concerns related to the conflict minerals supply chain.

2.    Risk Identification and Assessment

Although the Company requested information at a product level, a substantial majority of all supplier survey responses consisted of information at a company level-i.e., the supplier provided information about SORs in its supply chain generally, not just for the products or components supplied to the Company. Information in those surveys, therefore, may not be relevant to any of the Company’s products and may identify SORs that are not actually in the Company’s supply chain. The percentage of product-level supplier survey responses decreased from the previous year. Although the information provided in these product-level responses may be incomplete and has not been confirmed, the Company believes that there is a greater likelihood that the SORs listed in these responses are in the Company’s supply chain, compared to the SORs listed in company-level survey responses.

The Vendor attempted to match each verified SOR from the supplier survey responses to lists of conformant SORs (i.e., SORs validated or certified as conformant under internationally-recognized programs such as the RMAP, the London Bullion Market Association Good Delivery program (LBMA) and the Responsible Jewelery Council Chain-of-Custody Certification program (RJC)). SORs classified as actively pursuing conformance under the RMAP also were identified. For the 2019 reporting year, 13 SORs listed in suppliers’ survey responses were confirmed to source from covered countries, and all 13 of these SORS were validated as conformant.

To further assess the potential risk that 3TG in its supply chain could be associated with armed conflict, the Company focused on the verified SORs that are not conformant or actively seeking conformant status, and (a) are confirmed to source from countries with a high risk of supporting armed conflict, including the covered countries, or (b) whose country of origin sourcing is unknown. Such SORs are considered to be higher risk.

The Vendor also directly contacts smelters and refiners that are not currently enrolled in the RMAP to encourage their participation and gather information regarding each facilities sourcing practices on behalf of its compliance partners. The Company was a signatory of this communication in accordance with the requirements of downstream companies detailed in the OECD Guidance.

3.     Risk Response Strategy

Through its membership in RMI, the Company encourages and supports independent third-party audits of SORs’ supply chain due diligence practices. For any SOR that has not been validated through such an audit and which the Company determines to be of particular high risk-for example, because of reliable evidence of sourcing from covered countries-the Company (a) seeks to confirm from its relevant immediate suppliers whether 3TG processed by the SOR is in fact in its supply chain, and (b) places additional emphasis on advocating for the SOR to participate in a conformance assessment program such as the RMAP.

If the sourcing due diligence practices of a non-validated, high-risk SOR confirmed to be in the Company’s supply chain do not improve, the Company will work to develop corrective action, which may include encouraging its immediate suppliers to transition sourcing away from that SOR.

4.     Audit of Due Diligence Practices of SORs

The Company supports internationally-recognized assessment programs, such as the RMAP, that facilitate and confirm independent third-party audits of SORs’ supply chain due diligence practices.

5.     Annual Reporting on Supply Chain Due Diligence

The Company reports annually on its supply chain due diligence by filing a Form SD and a Conflict Minerals Report with the SEC.

Determinations

Based on the above-described due diligence efforts, the Company does not have conclusive information regarding the country of origin of, or facilities used to process, the necessary conflict minerals in its products for the 2019 reporting period.

Set forth in Annex A is a list of (a) SORs reported in product-level supplier survey responses which, although not confirmed, are believed to have a greater likelihood of being in the Company’s supply chain, and (b) SORs reported in company-level supplier survey responses for which there is reliable data regarding country of origin sourcing or conformant (or actively seeking conformant) status, based on RMI data as of April 15, 2020. The Company is unable to determine whether any of the facilities listed in Annex A in fact processed conflict minerals in its products.

Based on RMI’s country of origin data as of April 15, 2020, which is organized by risk-based categories, Annex B provides an aggregated list of the countries of origin, to the extent known, from which the SORs listed in Annex A are believed to have sourced conflict minerals, in addition to recycled and scrap sources.

The Company’s efforts to determine the mine or location of origin of the necessary conflict minerals in its products with the greatest possible specificity consisted of the implementation of the Program and due diligence measures described above in this Conflict Minerals Report.

Risk Mitigation Steps

The Company believes that it will take time for the various supply chain and industry participants to institute programs and agreed processes to gather verifiable information on conflict minerals sourcing and chain of custody. Accordingly, the Company’s due diligence is an iterative process and progress is expected to be incremental over time. To work toward this progress:

•
Seek to Improve Supplier Engagement. With the goal of increasing the response rate and quality of survey responses, including increasing the number of product-level survey responses, the Company plans to continue to reach out to suppliers, support education and training for suppliers, and integrate expectations regarding the Program into new supplier contracts and those coming up for renewal.

•
Continue to Enhance and Refine Due Diligence Processes. Based on learnings from the 2019 supplier survey process, the Core Team plans to continue to work internally and with the Vendor to enhance its supplier survey and due diligence processes.

•
Support Efforts to Encourage SOR Participation in RMAP. The Company expects to continue to participate as a member of RMI to support programs, such as the RMAP, that facilitate and validate independent third-party audits of SORs’ supply chain due diligence practices.

ANNEX A

The following is a list of (a) SORs reported in product-level supplier surveys, and (b) SORs reported in company-level supplier surveys for which country of origin sourcing is known or which have conformed (or actively seeking conformance) status, based on RMI data as of April 15, 2020. SORs that have been validated by RMI to have conformant sourcing, are in the process of being validated or are certified by LBMA and/or RJC, are indicated by asterisk. The Company is unable to determine whether any of the facilities listed below in fact processed conflict minerals in its products.

Metal	SOR Name	Smelter Facility
Gold	8853 S.p.A.*	ITALY
Gold	Abington Reldan Metals, LLC	UNITED STATES
Gold	Advanced Chemical Company*	UNITED STATES
Gold	African Gold Refinery	UGANDA
Gold	Aida Chemical Industries Co., Ltd.*	JAPAN
Gold	Al Etihad Gold Refinery DMCC*	UNITED ARAB EMIRATES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.*	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)*	UZBEKISTAN
Gold	AngloGold Ashanti Córrego do Sítio Mineração*	BRAZIL
Gold	Argor-Heraeus S.A.*	SWITZERLAND
Gold	Asahi Pretec Corp.*	JAPAN
Gold	Asahi Refining Canada Ltd.*	CANADA
Gold	Asahi Refining USA Inc.*	UNITED STATES
Gold	Asaka Riken Co., Ltd.*	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	AU Traders and Refiners*	SOUTH AFRICA
Gold	Aurubis AG*	GERMANY
Gold	Bangalore Refinery*	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)*	PHILIPPINES
Gold	Boliden AB*	SWEDEN
Gold	C. Hafner GmbH + Co. KG*	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation*	CANADA
Gold	Cendres + Métaux S.A.*	SWITZERLAND
Gold	CGR Metalloys Pvt Ltd.	INDIA
Gold	Chimet S.p.A.*	ITALY
Gold	Chugai Mining*	JAPAN
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES
Gold	DODUCO Contacts and Refining GmbH*	GERMANY
Gold	Dowa*	JAPAN
Gold	DS PRETECH Co., Ltd.*	KOREA, REPUBLIC OF
Gold	DSC (Do Sung Corporation)*	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd. East Plant*	JAPAN
Gold	Eco-System Recycling Co., Ltd. North Plant*	JAPAN

Gold	Eco-System Recycling Co., Ltd. West Plant*	JAPAN
Gold	Emirates Gold DMCC*	UNITED ARAB EMIRATES
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold	Geib Refining Corporation*	UNITED STATES
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.*	CHINA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH*	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.*	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG*	GERMANY
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
Gold	HwaSeong CJ Co., Ltd.	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.*	CHINA
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES
Gold	Ishifuku Metal Industry Co., Ltd.*	JAPAN
Gold	Istanbul Gold Refinery*	TURKEY
Gold	Italpreziosi*	ITALY
Gold	Japan Mint*	JAPAN
Gold	Jiangxi Copper Co., Ltd.*	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed*	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.*	JAPAN
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc*	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC*	UNITED STATES
Gold	KGHM Polska Miedz Spolka Akcyjna*	POLAND
Gold	Kojima Chemicals Co., Ltd.*	JAPAN
Gold	Korea Zinc Co., Ltd.*	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC*	KYRGYZSTAN
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Gold	L'azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	L'Orfebre S.A.*	ANDORRA
Gold	LS-NIKKO Copper Inc.*	KOREA, REPUBLIC OF
Gold	LT Metal Ltd*	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Marsam Metals*	BRAZIL
Gold	Materion*	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.*	JAPAN

Gold	Metalor Technologies (Hong Kong) Ltd.*	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.*	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.*	CHINA
Gold	Metalor Technologies S.A.*	SWITZERLAND
Gold	Metalor USA Refining Corporation*	UNITED STATES
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.*	MEXICO
Gold	Mitsubishi Materials Corporation*	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.*	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.*	INDIA
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Morris and Watson	NEW ZEALAND
Gold	Moscow Special Alloys Processing Plant*	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.ª.*	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	NH Recytech Company	KOREA, REPUBLIC OF
Gold	Nihon Material Co., Ltd.*	JAPAN
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH*	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.*	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)*	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery*	RUSSIAN FEDERATION
Gold	PAMP S.A.*	SWITZERLAND
Gold	Pease & Curren	UNITED STATES
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Planta Recuperadora de Metales SpA*	CHILE
Gold	Prioksky Plant of Non-Ferrous Metals*	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk*	INDONESIA
Gold	PX Précinox S.A.*	SWITZERLAND
Gold	QG Refining, LLC	UNITED STATES
Gold	Rand Refinery (Pty) Ltd.*	SOUTH AFRICA
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA
Gold	REMONDIS PMR B.V.*	NETHERLANDS
Gold	Royal Canadian Mint*	CANADA
Gold	SAAMP*	FRANCE
Gold	Sabin Metal Corp.	UNITED STATES
Gold	Safimet S.p.A*	Italy
Gold	SAFINA A.S.*	CZECH REPUBLIC
Gold	Sai Refinery	INDIA
Gold	Samduck Precious Metals*	KOREA, REPUBLIC OF
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF
Gold	SAXONIA Edelmetalle GmbH*	GERMANY
Gold	SEMPSA Joyería Platería S.A.*	SPAIN
Gold	Shandong Humon Smelting Co., Ltd.	CHINA
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.*	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.*	CHINA
Gold	Singway Technology Co., Ltd.*	TAIWAN

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals*	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.*	TAIWAN
Gold	Sovereign Metals	INDIA
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Gold	Sudan Gold Refinery	SUDAN
Gold	Sumitomo Metal Mining Co., Ltd.*	JAPAN
Gold	SungEel HiMetal Co., Ltd.*	KOREA, REPUBLIC OF
Gold	T.C.A S.p.A*	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.*	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd.*	CHINA
Gold	Tokuriki Honten Co., Ltd.*	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Tony Goetz NV	BELGIUM
Gold	TOO Tau-Ken-Altyn*	KAZAKHSTAN
Gold	Torecom*	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda.*	BRAZIL
Gold	Umicore Precious Metals Thailand*	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining*	BELGIUM
Gold	United Precious Metal Refining, Inc.*	UNITED STATES
Gold	Valcambi S.A.*	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint*	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH*	GERMANY
Gold	Yamakin Co., Ltd.*	JAPAN
Gold	Yokohama Metal Co., Ltd.*	JAPAN
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation*	CHINA

Tantalum	Asaka Riken Co., Ltd.*	JAPAN
Tantalum	Changsha South Tantalum Niobium Co., Ltd.*	CHINA
Tantalum	CP Metals Inc.*	UNITED STATES
Tantalum	D Block Metals, LLC*	UNITED STATES
Tantalum	Exotech Inc.*	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.*	CHINA
Tantalum	FIR Metals & Resource Ltd.*	CHINA
Tantalum	Global Advanced Metals Aizu*	JAPAN
Tantalum	Global Advanced Metals Boyertown*	UNITED STATES
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.*	CHINA
Tantalum	H.C. Starck Co., Ltd.*	THAILAND
Tantalum	H.C. Starck Hermsdorf GmbH*	GERMANY
Tantalum	H.C. Starck Inc.*	UNITED STATES
Tantalum	H.C. Starck Ltd.*	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG*	GERMANY
Tantalum	H.C. Starck Tantalum and Niobium GmbH*	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.*	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.*	CHINA
Tantalum	Jiangxi Tuohong New Raw Material*	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.*	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.*	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.*	CHINA
Tantalum	KEMET Blue Metals*	MEXICO
Tantalum	LSM Brasil S.A.*	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.*	INDIA
Tantalum	Mineracao Taboca S.A.*	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.*	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.*	CHINA
Tantalum	NPM Silmet AS*	ESTONIA
Tantalum	PRG Dooel*	NORTH MACEDONIA
Tantalum	QuantumClean*	UNITED STATES
Tantalum	Resind Industria e Comercio Ltda.*	BRAZIL
Tantalum	Solikamsk Magnesium Works OAO*	RUSSIAN FEDERATION
Tantalum	Taki Chemicals*	JAPAN
Tantalum	Telex Metals*	UNITED STATES
Tantalum	Ulba Metallurgical Plant JSC*	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.*	CHINA
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.*	CHINA

Tin	Alpha*	UNITED STATES
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.*	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.*	CHINA
Tin	China Tin Group Co., Ltd.*	CHINA
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA
Tin	Dowa*	JAPAN

Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	EM Vinto*	BOLIVIA
Tin	Estanho de Rondônia S.A.	BRAZIL
Tin	Fenix Metals*	POLAND
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC*	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.*	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.*	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.*	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Limited Company*	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant*	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.*	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.*	CHINA
Tin	Jiangxi New Nanshan Technology Ltd.*	CHINA
Tin	Luna Smelter, Ltd.*	RWANDA
Tin	Ma’anshan Weitai Tin Co., Ltd.*	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.*	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)*	MALAYSIA
Tin	Melt Metais e Ligas S.A.*	BRAZIL
Tin	Metallic Resources, Inc.*	UNITED STATES
Tin	Metallo Belgium N.V.*	BELGIUM
Tin	Metallo Spain S.L.U.*	SPAIN
Tin	Mineracao Taboca S.A.*	BRAZIL
Tin	Minsur*	PERU
Tin	Mitsubishi Materials Corporation*	JAPAN
Tin	Modeltech Sdn Bhd	MALAYSIA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	O.M. Manufacturing (Thailand) Co., Ltd.*	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.*	PHILIPPINES
Tin	Operaciones Metalurgicas S.A.*	BOLIVIA
Tin	Pongpipat Company Limited	MYANMAR
Tin	Precious Minerals and Smelting Limited*	INDIA
Tin	PT Artha Cipta Langgeng*	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya*	INDONESIA
Tin	PT Menara Cipta Mulia*	INDONESIA
Tin	PT Mitra Stania Prima*	INDONESIA
Tin	PT Refined Bangka Tin*	INDONESIA
Tin	PT Timah Tbk Kundur*	INDONESIA
Tin	PT Timah Tbk Mentok*	INDONESIA
Tin	Resind Industria e Comercio Ltda.*	BRAZIL
Tin	Rui Da Hung*	TAIWAN
Tin	Soft Metais Ltda.*	BRAZIL
Tin	Super Ligas	BRAZIL
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.*	VIET NAM
Tin	Thaisarco*	THAILAND
Tin	Tin Technology & Refining*	UNITED STATES

Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	White Solder Metalurgia e Mineração Ltda.*	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.*	CHINA
Tin	Yunnan Tin Company Limited*	CHINA
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.*	CHINA

Tungsten	A.L.M.T. Corp.*	JAPAN
Tungsten	ACL Metais Eireli*	BRAZIL
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.*	BRAZIL
Tungsten	Asia Tungsten Products Vietnam Ltd.*	VIET NAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.*	CHINA
Tungsten	China Molybdenum Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.*	CHINA
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tungsten	CP Metals Inc.*	UNITED STATES
Tungsten	Fujian Ganmin RareMetal Co., Ltd.*	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.*	CHINA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.*	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.*	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.*	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.*	CHINA
Tungsten	Global Tungsten & Powders Corp.*	UNITED STATES
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.*	CHINA
Tungsten	H.C. Starck Smelting GmbH & Co.KG*	GERMANY
Tungsten	H.C. Starck Tungsten GmbH*	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.*	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji*	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.*	CHINA
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.*	CHINA
Tungsten	Hydrometallurg, JSC*	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.*	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.*	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.*	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.*	CHINA
Tungsten	Jiangxi Xianglu Tungsten Co., Ltd.*	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.*	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.*	CHINA
Tungsten	JSC “Kirovgrad Hard Alloys Plant”*	RUSSIAN FEDERATION
Tungsten	Kennametal Fallon*	UNITED STATES
Tungsten	Kennametal Huntsville*	UNITED STATES
Tungsten	KGETS Co., Ltd.*	KOREA, REPUBLIC OF
Tungsten	Lianyou Metals Co., Ltd.*	TAIWAN
Tungsten	Malipo Haiyu Tungsten Co., Ltd.*	CHINA
Tungsten	Masan Tungsten Chemical LLC (MTC)*	VIET NAM
Tungsten	Moliren Ltd*	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC*	UNITED STATES

Tungsten	Philippine Chuangxin Industrial Co., Inc.*	PHILIPPINES
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.*	VIET NAM
Tungsten	Unecha Refractory metals plant*	RUSSIAN FEDERATION
Tungsten	Wolfram Bergbau und Hütten AG*	AUSTRIA
Tungsten	Woltech Korea Co., Ltd.*	KOREA, REPUBLIC OF
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.*	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.*	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.*	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.*	CHINA

ANNEX B

Countries of Origin

Below is an aggregated list of countries of origin, to the extent known, from which the SORs listed in Annex A are believed to have sourced conflict minerals, based on data available from RMI as of April 15, 2020.

Argentina	Mongolia
Australia	Mozambique
Austria	Myanmar
Benin	Nicaragua
Bolivia	Niger
Brazil	Nigeria
Burundi	Peru
Chile	Portugal
China	Russian Federation
Colombia	Rwanda
Congo, Democratic Republic of the	Sierra Leone
Ecuador	Somaliland
Eritrea	South Africa
Ethiopia	Spain
France	Swaziland
Guinea	Taiwan
India	Tanzania
Indonesia	Thailand
Japan	Togo
Laos	Uganda
Madagascar	United Kingdom of Great Britain and Northern Ireland
Malaysia	Venezuela
Mali	Vietnam
Mauritania